Exhibit 21.1

Teads N.V.

Subsidiaries of the Registrant

The following is a list of subsidiaries of Teads S.A. as of April 15, 2021 (to be a subsidiary of Teads N.V. following the corporate reorganization upon closing of this offering) as defined in Rule 1-02(w) of Regulation S-X.

Name	Jurisdiction of Incorporation

Teads France S.A.S.	France

Teads Ltd	United Kingdom

Teads Mexico S.A. de CV	Mexico

Teads Argentina SA	Argentina

Teads Brasil Solucoes Em Proganda e Video Ltd	Brazil

Teads Colombia SAS	Columbia

Teads NL B.V.	Netherlands

Teads Australia PTY Ltd	Australia

Teads Hong-Kong Limited	Hong Kong

Teads Italia SRL	Italy

Teads Espana SLU	Spain

Teads Deutschland GmbH	Germany

Teads Schweiz GmbH	Switzerland

Teads Rus LLC	Russia

Teads Inc.	USA

Teads Latam LLC	USA

Teads Canada Inc.	Canada

Teads Korea Ltd	South Korea

Teads Japan K.K.	Japan

Teads Sing. Pte	Singapore

Teads Studio Ltd.	United Kingdom

Teads Studio SRL	Romania

Teads MENA S.A.	Luxembourg

Teads SARL	Morocco

Teads Middle East FZ-LLC	United Arab Emirates (Dubai)

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